SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2006

OPINION RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14927	22-3118960
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

600 College Road East, Suite 4100,
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 452-5400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
     On August 4, 2006, Opinion Research Corporation, a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with infoUSA Inc., a Delaware corporation (“Parent”), and Spirit Acquisition, Inc., a Delaware corporation (“Merger Sub”). A copy of the press release announcing the Merger Agreement and the transactions contemplated thereby is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Merger Agreement provides that, at the closing, Merger Sub will be merged with and into the Company (the “Merger”), and each outstanding share of common stock of the Company will be converted into the right to receive $12.00 per share in cash, without interest. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent. The Merger Agreement has been approved by the boards of directors of both the Company and Parent.
     The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to solicit acquisition proposals or, subject to certain exceptions, furnish information or enter into discussions or negotiations with third parties regarding acquisition proposals, (ii) to cause a meeting of the Company’s stockholders to be held to consider the approval and adoption of the Merger Agreement, and (iii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s stockholders approve and adopt the Merger Agreement. The Merger Agreement further provides that the Company may be required, in the event the Merger Agreement is terminated under specified circumstances, to pay Parent a termination fee of $4,000,000.
     Parent has represented in the Merger Agreement that it has financing arrangements sufficient to permit Parent to consummate the Merger and the transactions contemplated by the Merger Agreement. The closing of the Merger is not conditioned on the receipt of the financing by Parent. Consummation of the Merger is conditioned, among other things, on the approval and adoption of the Merger Agreement by the stockholders of the Company and the absence of certain legal impediments to consummation of the merger. The transaction is also subject to regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement is included as an exhibit and incorporated herein by reference to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the transactions described therein, it is not intended to provide factual information about the parties. The representation and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed by the parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, they should not be relied on by investors as statements of factual information.

Amendment of the Rights Agreement
     In connection with execution of the Merger Agreement, the Company entered into Amendment No. 3 (the “Amendment”) to the Company’s Rights Agreement with StockTrans Inc., as rights agent, dated September 13, 1996 and previously amended on August 8, 1998 and September 1, 2001 (as amended, the “Rights Agreement”). The Amendment renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated by the Merger Agreement. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment.
The Voting Agreement
     In connection with the Merger Agreement, and concurrently with the execution of the Merger Agreement, John F. Short, Douglas L. Cox and Kevin P. Croke, all of whom are executive officers of the Company, have , in their capacities as stockholders of the Company, entered into a Voting Agreement (the “Voting Agreement”) with Parent and Merger Sub pursuant to which Messrs. Short, Cox and Croke have agreed to vote their shares of the Company’s common stock in favor of approval and adoption of the Merger Agreement and approval of the Merger. At the time of signing, the outstanding shares of Company common stock held by these stockholders represented approximately 7.4% of the Company’s outstanding shares, and the outstanding shares and options held by these stockholders represented approximately 11.6% of the Company’s outstanding shares on a fully diluted basis. In the event that the Merger Agreement is terminated, the Voting Agreement will terminate as well.
Additional Information about the Merger and Where to Find It
     The Company will file a proxy statement and other documents regarding the proposed Merger described in this report with the Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement when it becomes available, because it will contain important information about the Company and the proposed Merger. A definitive proxy statement will be sent to security holders of the Company seeking their approval of the Merger Agreement and the transactions contemplated thereby. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge on the Company’s website at www.opinionresearch.com or by directing a request to the Company at 600 College Road East, Suite 4100, Princeton, NJ 08540, Attention: Chief Financial Officer.
     Neither the press release attached as Exhibit 99.1 nor this filing should be considered a solicitation by the Company of a proxy from any stockholder. However, under SEC rules, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Merger. Information about the Company and its directors and executive officers can be found in the proxy statement for the Company’s 2006 annual meeting of stockholders, which was filed with the SEC on April 11, 2006, and in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 3.03 Material Modification to Rights of Security Holders
See the description of the Amendment of the Rights Agreement under Item 1.01 above, which description is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 4, 2006, among the Company, infoUSA Inc. and Spirit Acquisition, Inc.

4.1	Amendment No. 3 to Rights Agreement, dated August 4, 2006, between the Company and StockTrans Inc.

99.1	Press Release dated August 4, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION
Date: August 8, 2006	By:	/s/ Douglas L. Cox
		Name:	Douglas L. Cox
		Title:	Executive Vice President and Chief Financial Officer